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                                                                  EXHIBIT 23.1
                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of President Casinos, Inc. on Form S-8 of our report dated May 15, 2001, appearing in the Annual Report on Form 10-K of President Casinos, Inc. for the year ended February 28, 2001.



/s/ Deloitte & Touche LLP

St. Louis, Missouri
October 10, 2001